UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

GUERRILLA RF, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2000 Pisgah Church Road

Greensboro, North Carolina 27455

(336) 510-7840

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 21, 2025

To our Stockholders:

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Guerrilla RF, Inc. (the “Company”) will be held on May 21, 2025, at 9:00 a.m., Eastern Time.

The Annual Meeting will be held in a virtual meeting format only. Instructions on how to participate virtually will be provided on our website, www.guerrilla-rf.com, under the heading “Investor Relations – Events.” Stockholders who wish to participate in the Annual Meeting should contact Sam Funchess, Vice President of Corporate Development, at 336-579-5320 or sfunchess@guerrilla-rf.com before 5:00 p.m. Eastern Time on May 20, 2025. Upon verification of stock ownership as of the record date, participating stockholders will be provided with information that will enable them to join the Annual Meeting via Zoom. Stockholders are encouraged to vote their shares prior to the Annual Meeting, as directed on the proxy card, the Notice of Internet Availability of Proxy Materials or the information forwarded by your bank, broker or other holder of record.

The purpose of the Annual Meeting is to consider and act upon the following proposals:

1.	to elect four persons to serve as directors of the Company for the terms specified, or until their successors are duly elected and qualified;

2.	to approve the First Amendment to the Company’s 2021 Equity Incentive Plan;

3.	to ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

to consider such other business as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors is not aware of any other business to be conducted at the Annual Meeting.

Holders of record of shares of common stock and preferred stock at the close of business on March 24, 2025, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. In the event there are not sufficient shares present in person (including participation virtually/online) or by proxy to constitute a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

This 31st day of March 2025.
Yours very truly,

Ryan Pratt
Chief Executive Officer and Chairman

You may vote your shares of common and preferred stock at the Annual Meeting, over the Internet, by mail or in person. You are urged, regardless of the number of shares you hold, to register your proxy promptly by following the instructions on the accompanying proxy card, the Notice of Internet Availability of Proxy Materials or the information forwarded by your bank, broker or other holder of record. In the event that you attend the Annual Meeting in person, you may revoke your proxy and vote your shares in person.

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held on May 21, 2025

This Proxy Statement is being furnished to our stockholders on or about March 31, 2025, for solicitation of proxies by the Board of Directors (the “Board”) of your company, Guerrilla RF, Inc. Our principal executive offices are located at 2000 Pisgah Church Road, Greensboro, North Carolina 27455.

We were incorporated in the State of Delaware as Laffin Acquisition Corp. on November 9, 2020. On October 22, 2021, our wholly-owned subsidiary, Guerrilla RF Acquisition Co., a Delaware corporation, merged with and into Guerrilla RF, Inc., a privately held Delaware corporation (“Private Guerrilla RF”) formed on June 23, 2014 (the “Merger”). Following the Merger, Private Guerrilla RF was the surviving entity and became our wholly-owned subsidiary, and all of the outstanding stock of Private Guerrilla RF was converted into shares of our common stock. As a result of the Merger, the business of Private Guerrilla RF became our business. Also, on October 22, 2021, we changed our name to “Guerrilla RF, Inc.” and we changed the name of our subsidiary, Private Guerrilla RF, to “Guerrilla RF Operating Corporation.” In May 2023, Guerrilla RF Operating Corporation was merged with and into Guerrilla RF, Inc.

Our common stock is currently quoted on the OTCQX® marketplace under the symbol “GUER”.

As used in this Proxy Statement, terms such as “we,” “us,” “our,” and the “Company” refer to Guerrilla RF, Inc. and, for periods prior to October 22, 2021, Private Guerrilla RF; the terms “you” and “your” refer to the stockholders of the Company; the term “common stock” refers to the Company’s common stock, $0.0001 par value per share; the term “preferred stock” refers to the Company’s Series A convertible preferred stock, $0.0001 par value per share; and the term "voting stock” refers to the common stock and preferred stock.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (commonly referred to as the “JOBS Act”). As an emerging growth company, we are currently exempt from certain requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, holding a non-binding advisory vote on executive compensation.

We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2025

You may access the Notice of Annual Meeting, Proxy Statement, and the Annual Report on Form 10-K for the year ended December 31, 2024, on our website by going to www.guerrilla-rf.com, under the heading Investor Relations/Company/Stockholder Meeting.

INFORMATION ABOUT THE ANNUAL MEETING

Your vote is very important. For this reason, our Board is requesting that you allow your shares of voting stock to be represented at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) by the proxies named on the proxy card. Voting in advance by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning a proxy does not affect your right to attend the Annual Meeting online or to vote your shares during the Annual Meeting.

When is the Annual Meeting?	May 21, 2025, at 9:00 a.m., Eastern Standard Time

Where will the Annual Meeting be held?

This year, stockholder participation in the Annual Meeting will be virtual (online) only. Instructions on how to participate virtually will be provided on our website, www.guerrilla-rf.com, under the heading “Investor Relations – Events.” Please contact Sam Funchess, Vice President of Corporate Development, at 336-579-5320 or sfunchess@guerrilla-rf.com before 5:00 p.m. Eastern Time on May 20, 2025, if you wish to participate in the Annual Meeting.

What items will be voted on at the Annual Meeting?	1.	ELECTION OF DIRECTORS. To elect four persons to serve as directors of the Company for the terms specified or until their successors are duly elected and qualified;

	2.	APPROVAL OF FIRST AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN. To approve certain amendments to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) in order to cancel the “evergreen” provision and authorize an additional 1.5 million shares of common stock for issuance thereunder (the “First Amendment”);

	3.	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

to consider such other business as may properly come before the Annual Meeting or any adjournment thereof. The Board is not aware of any other business to be conducted at the Annual Meeting.

Who can vote?

Only holders of record of shares of voting stock at the close of business on March 24, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the Record Date, there were 10,326,940 shares of common stock outstanding and entitled to vote and approximately 683 beneficial owners and approximately 211 stockholders of record and 22,000 shares of preferred shares held by one stockholder of record. There is no other class of voting stock outstanding.

How do I vote by proxy?

You may vote your shares by submitting your proxy in accordance with the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record.

The shares represented by a proxy card will be voted at the Annual Meeting if the proxy card is properly signed, dated, and received by VStock Transfer LLC (“VStock”), our transfer agent, prior to the time of the Annual Meeting. You may also vote your shares over the Internet. You should refer to the proxy card or the information forwarded by your bank, broker, or other holder of record to see what voting options are available to you.

If you return your signed proxy card before the Annual Meeting, the proxies (our Board) will vote your shares as you direct.

The Internet voting facilities will close at 11:59 p.m., Eastern Standard Time, on May 20, 2025. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. If you are interested in voting via the Internet, specific instructions are shown on the proxy card or the information forwarded by your bank, broker or other holder of record. The Internet voting procedures are designed to authenticate your identity and allow you to vote your shares, and confirm that your instructions have been properly recorded.

For the election of directors, you may vote “FOR” (i) all of the nominees, (ii) none of the nominees, or (iii) all of the nominees except those you designate. If a nominee becomes unavailable for election at any time at or before the Annual Meeting, the proxies may vote your shares for a substitute nominee. For each other item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

If you submit your proxy but do not specify how you want to vote your shares, the proxies will vote them “FOR” the election of all of our nominees, “FOR” the First Amendment, and “FOR”  the ratification of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matters are properly presented for consideration at the Annual Meeting, the proxies will have the discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If your shares are held in an account with a brokerage firm, bank, or other nominee (i.e., held in “street name”), you will need to obtain a proxy instruction form from the broker, bank, or other nominee holding your shares and return the form as directed by your broker or other nominee.

We are not aware of any other matters to be brought before the Annual Meeting. If matters other than those discussed above are properly brought before the Annual Meeting, the proxies may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?

You may change or revoke your proxy at any time before it is voted at the Annual Meeting in any of four (4) ways: (i) by delivering a written notice of revocation to VStock; (ii) by delivering a properly signed proxy card to VStock with a more recent date than that of the proxy first given; (iii) by attending the Annual Meeting and voting in person; or (iv) by delivering a timely and valid later Internet or telephone vote. You should deliver your written notice or superseding proxy to VStock at the address noted on the proxy card.

How many votes may I cast?

You are entitled to one vote for each share of voting stock held of record on March 24, 2025, on each nominee for election and on each other matter presented for a vote at the Annual Meeting. You may not vote your shares cumulatively in the election of directors.

How many votes are required to approve the proposals?

Director nominees will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. Abstentions from voting and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.

The proposal to approve the First Amendment will be approved if the votes cast in favor exceed the votes cast in opposition. Abstentions from voting and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to approve the First Amendment.

The proposal to ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for 2025 will be approved if the votes cast in favor exceed the votes cast in opposition. Abstentions from voting and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to ratify Forvis Mazars, LLP as the Company’s independent registered public accounting firm for 2025.

Any other matters properly coming before the Annual Meeting will require such stockholder approval as is required by applicable law or our governing documents.

If you hold your shares in “street name” through a brokerage firm, bank, or other nominee, your broker, bank, or other nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker, bank, or other nominee specific instructions, your shares may not be voted on those matters. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum at the Annual Meeting or any adjournment thereof.

A “broker non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner does not vote on a particular matter because the broker or other nominee lacks discretionary authority on that matter and has not received voting instructions from the beneficial owner of the shares.

In the event there are insufficient votes present at the Annual Meeting for a quorum or to approve any proposal, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

What constitutes a “quorum” for the Annual Meeting?

A majority of our outstanding shares entitled to vote at the Annual Meeting, present in person (including participation virtually/online) or represented by proxy, constitutes the quorum necessary to conduct business at the Annual Meeting. If you have voted by proxy, your shares will be considered part of the quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and any adjournment thereof. Abstentions and broker non-votes count as shares present at the Annual Meeting for purposes of determining a quorum.

How are the votes counted?

Mike John-Williams, our Chief Financial Officer, has been appointed by the Board as the Inspector of Elections for the Annual Meeting. With assistance from VStock, he will tabulate the votes received for each nominee for election as a director and all other items of business at the Annual Meeting. He will announce preliminary results at the Annual Meeting and subsequently certify to the Board the results of the election of directors and all other items of business voted on at the Annual Meeting. Final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

Who pays for the solicitation of proxies?

We will pay the cost of preparing, printing, and mailing materials in connection with this solicitation of proxies. In addition to solicitation by mail, officers, directors (including those nominees for election as a director), and employees of the Company and Private Guerrilla RF may make solicitations personally, by telephone, or otherwise without additional compensation for doing so. We reserve the right to engage a proxy solicitation firm to assist in the solicitation of proxies for the Annual Meeting. We will, upon request, reimburse brokerage firms, banks, and others for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares or otherwise in connection with this solicitation of proxies.

When are proposals for the 2026 Annual Meeting of Stockholders due?

It is presently anticipated that the 2026 Annual Meeting of Stockholders of the Company will be held in May 2026. For a stockholder proposal to be considered for inclusion in the proxy solicitation materials for the 2026 Annual Meeting, the Secretary of the Company must receive the written proposal at our principal executive offices at 2000 Pisgah Church Road, Greensboro, North Carolina 27455 no later than December 1, 2025. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8, and all other applicable provisions of Regulation 14A under the Exchange Act.

Any proposal not intended to be included in the proxy statement for the 2026 Annual Meeting, but intended to be presented from the floor at that Annual Meeting, must have been received by us at our principal executive offices listed above no earlier than January 15, 2026, and no later than February 14, 2026, and must otherwise comply with and include the information required under our bylaws.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes of directors, designated Class I, Class II, and Class III, with staggered three-year terms. Ordinarily, one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term will continue until the end of such director’s term and the election and qualification of his or her successor, or his or her earlier death, resignation, disqualification, or removal.

The Board currently consists of 10 directors, five of whom have terms expiring at the Annual Meeting. The Board has nominated the persons named below for election as directors to serve for the terms specified, or until their earlier death, resignation, disqualification or removal, or until their successors are elected and qualified. Each of the director nominees currently serves as a director of the Company. If all of the director nominees are elected, there will be nine directors serving on the Board following the Annual Meeting.

The persons named as proxies in the proxy card intend to vote “FOR” the four nominees listed below, unless authority to vote is withheld or any proxies are duly revoked. Each nominee has consented to serve as a director of the Company, if elected. If, at the time of the Annual Meeting, a nominee is unavailable for election or service, the discretionary authority provided in the proxy card will be exercised to vote for such other person for the office of director as may be nominated by the Board. Proxies cannot be voted for a greater number of nominees than the number named in this Proxy Statement. The present Board has no reason to believe that any of the nominees named will be unable to serve if elected to office.

Each of the nominees brings special skills and attributes to the Board through a variety of levels of education, business experience, director experience, industry experience, philanthropic interests, and community involvement. Additional information about each nominee and his or her special skills is provided below. The age of each director is as of March 31, 2025.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

TO SERVE UNTIL THE 2028 ANNUAL MEETING

Ryan Pratt (age 47) is the founder of the Company and has served as its Chief Executive Officer and a member of the Board since 2014. Prior to founding the Company, Mr. Pratt served as Director of Engineering at Skyworks, Greensboro Design Center from June 2008 to February 2013. Previously, Mr. Pratt served in various roles at RF Micro Devices, Inc. (“RFMD”), including as Senior Design Engineer from January 2004 to May 2006, and as Design Engineering Manager from May 2006 to June 2008. Mr. Pratt holds a Bachelor of Science degree in Electrical Engineering from North Carolina State University and has 11 patents. We believe that Mr. Pratt is qualified to serve on our Board because he is the founder and Chief Executive Officer of the Company and due to his extensive business and technical experience in the radio frequency (“RF”) semiconductor industry.

Gary Smith (age 66) has served as a member of the Board since August 2020. Since August 2018, Mr. Smith has served as President at AMB Investments LLC. Before joining AMB Investments LLC, Mr. Smith served as President and Chief Executive Officer of North State Aviation, LLC, an aviation MRO, from September 2016 through July 2018, and as Vice President and General Manager of the Elastomers Group at Wabtec Corporation from January 2014 to September 2016. Earlier in his career, Mr. Smith served as Executive Vice President and Chief Financial Officer at Longwood Industries from 2011 to 2013, Kinetic Systems Inc. from 2008 to 2011, International Textile Group, Inc. from 2004 to 2008, and Cone Mills Corporation from 1999 to 2004. Mr. Smith holds a Bachelor of Science degree in Accounting and Finance from the University of North Carolina at Greensboro and an MBA from the Bryan School of Business, University of North Carolina at Greensboro. We believe that Mr. Smith is qualified to serve on our Board due to his extensive experience in global operations and financial leadership.

Thomas B. Ellis (aged 55) has served as a member of the Board since August 5, 2024. Mr. Ellis is a co-managing partner of North Run Capital, LP, a public security investment firm (“North Run”). Prior to co-founding North Run in 2002, Mr. Ellis was a principal at Berkshire Partners, LLC, a private equity firm, and an analyst at MHR Fund Management, a hedge fund and distressed debt fund. Previously, Mr. Ellis was an associate in the investment banking division of Goldman, Sachs & Co. Mr. Ellis also serves on the board of directors of LENSAR, Inc. Mr. Ellis received a Bachelor of Arts degree from Princeton University and a Juris Doctor degree from Harvard Law School. We believe that Mr. Ellis is qualified to serve on our Board due to his substantial experience in business, finance, and leadership.

NOMINEE FOR ELECTION AS CLASS II DIRECTOR

TO SERVE UNTIL THE 2026 ANNUAL MEETING

Todd B. Hammer (aged 57) has served as a member of the Board since August 5, 2024. Mr. Hammer is a co-managing partner of North Run. Prior to co-founding North Run in 2002, Mr. Hammer was a principal at Greenbriar Equity Group, LLC, a private equity firm, a vice president at EnTrust Capital, LLC, a hedge fund and asset management firm, and an analyst at Baker Nye Greenblatt, LLC, an event-driven hedge fund. Previously, Mr. Hammer was an associate in the investment banking division of Goldman, Sachs & Co. Mr. Hammer also serves on the board of directors of LENSAR, Inc. Mr. Hammer received Bachelor of Arts and Bachelor of Science degrees from the University of Pennsylvania and a Juris Doctor degree from Harvard Law School. We believe that Mr. Hammer is qualified to serve on our Board due to his substantial experience in business, finance, and leadership.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE FOR ALL NOMINEES FOR ELECTION AS DIRECTORS

CONTINUING DIRECTORS

CLASS II DIRECTORS WITH TERM ENDING AS OF THE 2026 ANNUAL MEETING

David Bell (age 68) has served as a member of the Board since 2020. Mr. Bell has over 40 years of technology development experience. Mr. Bell co-founded Actev Motors, Inc. in December 2014, a company now focused on UVC ultraviolet light disinfection and indoor air quality monitoring. He has served as Actev Motor’s Chief Executive Officer since its founding. Prior to co-founding Actev Motors, Mr. Bell served as President and Chief Operating Officer, then President and Chief Executive Officer at Intersil Corporation from 2007 to 2012. From 1994 to 2007, Mr. Bell served in various roles at Linear Technology Corporation, including as President from 2003 to 2007. Mr. Bell holds a degree in Electrical Engineering from the Massachusetts Institute of Technology. We believe that Mr. Bell is qualified to serve on our Board due to his experience as an entrepreneur and substantial operational experience, business acumen, and expertise in technology development.

Susan Barkal (age 62) has served as a member of the Board since September 2022. Since 2021, she has served as the Senior Vice President of Quality, Supply Chain Executive, Chief Compliance Officer, and CFIUS Security Officer at Yageo Corporation, an electronic component manufacturing company.  From 1999 until YAGEO’s acquisition of KEMET Corporation in 2020, Ms. Barkal served in various roles at KEMET, including as Senior Vice President of Quality and Chief Compliance Officer from 2009 to 2021. Ms. Barkal served as an Inside Board Director for the KEMET / TOKIN Electronics Joint Venture from 2014 to 2017. Ms. Barkal holds a Bachelor of Science degree in Chemical Engineering from Clarkson University and a Master of Science degree in Mechanical Engineering from California Polytechnic State University. We believe that Ms. Barkal is qualified to serve on our Board due to her extensive experience in the technology sector, particularly in global quality and compliance, portfolio management strategies, and new product development.

CLASS III DIRECTORS WITH TERM ENDING AS OF THE 2027 ANNUAL MEETING

James (Jed) E. Dunn, Jr. (age 64) has served as a member of the Board since 2016. Since 2013, Mr. Dunn has served as Managing Director at Newport LLC, a business advisory company assisting middle market companies focus on strategy and growth, where he co-founded the mergers and acquisition practice of the firm. Prior to Newport, Mr. Dunn served as the Chief Executive Officer at Piedmont Hematology-Oncology Associates, PLLC, from 2008 to 2012. From 1988 to 2007, Mr. Dunn was the Owner and Chief Executive Officer at Coleman Resources, a contract supplier of design, printing, fulfillment, and logistics services. Earlier in his career, Mr. Dunn served as a corporate lender at First Union Bank. Mr. Dunn currently serves as a director of Ax Nano, Inc., a provider of Environmental Remediation Solutions. He previously served on a number of boards, including the Board of Trustees for Washington and Lee University. Mr. Dunn holds a Bachelor of Arts degree in Economics from Washington and Lee University. We believe that Mr. Dunn is qualified to serve on our Board due to his experience as an entrepreneur and business advisor to middle market and start-up companies.

William J. Pratt (age 82) has served as a member of the Board since 2014. In 1991, Mr. Pratt co-founded RFMD, a global company providing wireless communication products, now named Qorvo, Inc. He retired in 2008 as RFMD’s Chief Technology Officer. Mr. Pratt served as chairman of the board of directors of RFMD from 1991 until 2002. Mr. Pratt earned a Bachelor of Science degree in Electrical Engineering from Villanova University and brings significant experience as a semiconductors and technology professional. We believe that Mr. Pratt is qualified to serve on our Board due to his more than 30 years of experience in the wireless communications industry and his deep understanding of the challenges and issues facing semiconductor companies gained from his experience as co-founder and Chief Technology Officer of RFMD.

Virginia Summerell (age 66) has served as a member of the Board since February 2023. From 1992 until 2021, Ms. Summerell served in various finance roles at Tanger Factory Outlet Centers, Inc., including as Senior Vice President of Finance and Treasurer from 2011 to 2021, contributing to the development of finance and treasury functions. Ms. Summerell helped the company navigate from a family-owned real estate development firm to a successful publicly traded Real Estate Investment Trust. Previously, she served in various roles in corporate, commercial and real estate banking at Bank of America and its predecessors. Ms. Summerell holds a Bachelor of Arts degree in Economics from Davidson College and an MBA from the Babcock School at Wake Forest University. We believe that Ms. Summerell is qualified to serve on our Board because of her substantial experience in finance, treasury and capital markets, in addition to broad experience in general management.

Director Independence

For independence purposes, we use the definition of independence applied by NASDAQ Stock Market LLC (“Nasdaq”), given the possibility of our potential uplisting to Nasdaq. Under the rules of Nasdaq, a listed company’s board of directors must be comprised of a majority of independent directors. A director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that all members of the Board other than Ryan Pratt and William J. Pratt are independent directors, as defined under applicable Nasdaq rules. In making such independence determination, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the association of any of our non-employee directors with the holders of more than 5% of our common stock.

Family Relationships

There is one family relationship to note among the directors and executive officers. Ryan Pratt, our Chief Executive Officer, is the son of William J. Pratt, a director.

How Much Common Stock do our Directors and Named Executive Officers Beneficially Own?

The following table sets forth information as of the Record Date, concerning the beneficial ownership of shares of each director and each named executive officer who held office during 2024 and by each nominee for election, and by all directors named executive officers and nominees as a group. According to rules promulgated by the Securities and Exchange Commission (the “SEC”), a person is the “beneficial owner” of securities if the person has or shares the power to vote them or to direct their investment, or has the right to acquire ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security, or otherwise.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 10,326,940 shares of common stock and 22,000 shares of preferred stock (which are voting shares, and are initially convertible into 7,213,115 shares of common stock) outstanding as of the Record Date. Shares of common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Guerrilla RF, Inc., 2000 Pisgah Church Road, Greensboro, North Carolina 27455.

BENEFICIAL OWNERSHIP TABLE

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors, nominees, and named executive officers
Susan Barkal (1)	20,579	*
David Bell (2)	16,358	*
John Berg (3)	76,087	*
Kellie Chong (4)	35,283	*
James (Jed) E. Dunn (5)	42,403	*
Thomas B. Ellis (6)(7)	10,115,028	49.5%
Todd B. Hammer (6)(7)	10,115,028	49.5%
Mark Mason (8)	47,100	*
Ryan Pratt (9)	1,019,365	9.9%
William J. Pratt (10)	163,174	1.6%
Gary Smith (11)	16,358	*
Virginia Summerell	6,811	*
Greg Thompson (12)	56,316	*
Directors, nominees, and named executive officers as a group (13 persons) (13)	11,631,529	56.9%

Unless otherwise noted, all shares are owned directly of record by the named persons, their spouses and minor children, or by other entities controlled by the named persons.

*	Represents beneficial ownership of less than one percent.
(1)	Consists of (i) 17,245 shares of common stock, and (ii) 3,334 shares of common stock issuable upon exercise of outstanding warrants.
(2)	Consists of (i) 12,662 shares of common stock, and (ii) options to purchase 3,696 shares of common stock that are exercisable within 60 days.
(3)

Consists of (i) 60,455 shares of common stock, (ii) options to purchase 13,965 shares of common stock that are exercisable within 60 days, and (iii) 1,667 shares of common stock issuable upon exercise of outstanding warrants.

(4)	Consists of (i) 19,033 shares of common stock, and (ii) options to purchase 16,250 shares of common stock that are exercisable within 60 days.
(5)

Consists of (i) 29,996 shares of common stock, (ii) options to purchase 11,573 shares of common stock that are exercisable within 60 days, and (iii) 834 shares of common stock issuable upon exercise of outstanding warrants.

(6)

Todd B. Hammer and Thomas B. Ellis are the principals and sole members of NR-PRL GP, which is the general partner of NR-PRL Partners, LP. Each of Mr. Hammer and Mr. Ellis, as the sole members of NR-PRL GP, may be deemed to beneficially own 10,098,361 shares of common stock beneficially owned by NR-PRL Partners, LP, comprising (i) 2,885,246 shares of common stock issuable upon exercise of warrants and (ii) 7,213,115 shares of common stock issuable upon conversion of the 22,000 shares of preferred stock, issued in the 2024 North Run Private Placement, defined below (collectively, the “North Run shares”).

(7)	Consists of (i) the North Run shares and (ii) 16,667 restricted stock units (“RSUs”) that vest within 60 days.
(8)

Consists of (i) 19,902 shares of common stock, (ii) options to purchase 26,364 shares of common stock that are exercisable within 60 days, and (iii) 834 shares of common stock issuable upon exercise of outstanding warrants.

(9)

Consists of (i) 980,364 shares of common stock, (ii) options to purchase 4,923 shares of common stock that are exercisable within 60 days, (iii) 33,822 shares of common stock issuable upon exercise of outstanding warrants, and (iv) 256 RSUs that vest within 60 days.

(10)

Consists of (i) 133,171 shares of common stock, (ii) options to purchase 8,864 shares of common stock that are exercisable within 60 days, and (iii) 21,139 shares of common stock issuable upon exercise of outstanding warrants.

(11)	Consists of (i) 12,662 shares of common stock, and (ii) options to purchase 3,696 shares of common stock that are exercisable within 60 days.
(12)	Consists of (i) 49,426 shares of common stock, and (ii) options to purchase 6,890 shares of common stock that are exercisable within 60 days.
(13)

Consists of (i) 1,341,769 shares of common stock, (ii) options to purchase 96,221 shares of common stock that are exercisable within 60 days, (iii) 61,630 shares of common stock issuable upon exercise of outstanding warrants, and (iv) 33,590 RSUs that vest within 60 days; (v) 2,885,246 shares of common stock issuable upon the exercise of warrants issued in the 2024 North Run Private Placement; and (vi) 7,213,115 shares of common stock issuable upon conversion of the 22,000 shares of preferred stock issued in the 2024 North Run Private Placement.

Security Ownership of Certain Beneficial Owners

The Exchange Act requires that any person who acquires the beneficial ownership of more than 5% of our common stock notify the SEC and us. Set forth below is certain information, as of the Record Date, regarding all persons or “groups,” as defined in the Exchange Act, other than the directors and named executive officers, who held of record or who are known to us to own beneficially more than 5% of our shares.

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% stockholders
Al Bodford (1)	1,410,905	13.7%
Salem Investment Partners V, Limited Partnership (2)	1,765,179	17.1%
NR-PRL Partners, LP (3)	10,098,361	49.4%
Bleichroeder LP (4)	800,000	7.5%

Unless otherwise noted, all shares are owned directly of record by the named persons, their spouses and minor children, or by other entities controlled by the named persons.

(1)  Consists of (i) 1,370,905 shares of common stock and (ii) 40,000 shares of common stock issuable upon exercise of outstanding warrants. Mr. Bodford holds these shares in the name of his company, AMB Investments LLC. The address of Mr. Bodford and AMB Investments LLC is 1501 Highwoods Boulevard, Suite 302, Greensboro, NC 27410. Excludes 500,000 shares of common stock issued by the Company to Salem Investment Partners V, Limited Partnership (“Salem”), in which AMB Investments LLC has a pecuniary interest but no voting or dispositive power.

(2)  Consists of (i) 1,455,378 shares of common stock and (ii) 309,801 shares of common stock issuable upon exercise of outstanding warrants. Of the 1,455,378 shares held by Salem, AMB Investments LLC and others have a pecuniary interest in 760,000 shares; however, Salem has sole voting and dispositive power. The address of Salem is 7900 Triad Center Drive, Suite 333, Greensboro, NC 27409.

(3) Consists of (i) 7,213,115 shares of common stock issuable upon conversion of 22,000 shares of preferred stock and (ii) 2,885,246 shares of common stock issuable upon exercise of outstanding warrants. The principal business office address for NR-PRL Partners, LP is 867 Boylston St., 5th Floor #1361, Boston, MA 02116.

(4) Based on the Schedule 13G/A filed by Bleichroeder LP with the SEC on March 21, 2025. The filing indicates that Bleichroeder LP has sole voting and dispositive power over 800,000 shares, consisting of (i) 400,000 shares of common stock and (ii) 400,000 shares of common stock issuable upon exercise of warrants.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file ownership reports and ownership changes with the SEC. To our knowledge, based solely upon a review of the copies of the Section 16(a) reports furnished to us and written representations from officers and directors, we believe that during the fiscal year ended December 31, 2024, all Section 16(a) reports were filed on a timely basis.

Executive Officers of the Company

The following table sets forth certain information about our executive officers as of the Record Date:

Name	Age	Positions
Executive Officers
Ryan Pratt	47	Chief Executive Officer and Chairman
Mark Mason	50	Chief Operating Officer
Kellie Chong	61	Chief Business Officer
Mike John-Williams	43	Chief Financial Officer

Ryan Pratt. Please see “Proposal 1 Election of Directors – Nominees for Election as Class I Directors to Serve until the 2028 Annual Meeting” above for Mr. Pratt’s biographical information.

Mark Mason has served as Chief Operating Officer of the Company since July 2019. From February 2011 until July 2019, he was Vice President of Operations at Triad Semiconductor. Prior to joining Triad Semiconductor, Mr. Mason spent 14 years at RFMD, most recently as the Manager of the Production Test Development Multi-Market Products Group. Mr. Mason holds a Bachelor of Science degree in Electrical Engineering from West Virginia University.

Kellie Chong joined the Company in January 2022 as a Chief Business Officer. She has over 35 years of industry experience, including over 29 years at RFMD. Ms. Chong started as an integrated Circuit (IC) designer in 1992, served as a Director of Corporate Engineering in 1996, transitioned to oversee Global Positioning System (GPS) product line in 2003 to a Director of Filter Technology in 2006, a Director of Infrastructure and Standard Products in 2009, and lastly as the Director of the Broadband Product line in 2013 before leaving to join the Company. Earlier in her career, Ms. Chong worked as a test engineer at ASEA Brown Boveri and a design engineer for high-speed Analog to Digital Converter at Addacon (Micro Networks). Ms. Chong holds a Bachelor of Science degree in Electrical Engineering from the North Carolina State University and an Executive Management Masters certificate from the University of North Carolina at Greensboro.

Mike John-Williams joined the Company in January 2025 as Chief Financial Officer. Prior to joining the Company, Mr. John-Williams served as Head of Finance and Strategy at Valmis Robotics, Inc., a startup company based in Bethesda, Maryland, where he led investment decisions, forecasting, and strategic planning to support growth opportunities. Previously he was Vice President and Chief Financial Officer of Pandora Jewelry’s North American Business Unit from 2021 to 2023, overseeing strategy, financial reporting, pricing, and M&A activities for the $1.4 billion revenue division. Prior to that, he served as CFO/Global Director of KitchenAid Small Appliances Business Unit (a Whirlpool Company) and Interim Head of S&OP, and as Head of Treasury Analytics, Global Treasury Analytics (Liquidity Management) at Whirlpool Corporation. Mr. John-Williams holds an MBA from the University of Michigan’s Ross School of Business and a Bachelor’s degree in Finance and Economics from Western Michigan University’s Haworth College of Business.

How Often Did Our Board Meet During 2024?

During our fiscal year ended December 31, 2024, the Board held 10 meetings. Each director attended at least 75% of the aggregate of (i) the total number of Board meetings held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that he or she served. Our Corporate Governance Guidelines require that all directors are expected to attend the Annual Meeting.

How can you communicate with the Board?

We do not have formal procedures for stockholder communication with our Board. In general, our directors and officers are easily accessible by telephone, postal mail, or e-mail. Any matter intended for the Board or any individual director can be directed to Ryan Pratt, our Chief Executive Officer, at our principal executive offices located at 2000 Pisgah Church Road, Greensboro, North Carolina 27455. You also may direct correspondence to the Board or any of its members in care of the Company at the foregoing address. Your communication will be forwarded to the intended recipient unopened.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “General Code”) which applies to all of our employees, officers, and directors, and the Executive Officer Code of Business Conduct and Ethics (the “Officer Code”), which applies to our Chief Executive Officer, Chief Financial Officer and our senior financial and accounting officers. The General Code outlines many standards, including those related to addressing compliance with laws, regulations, policies, and procedures; conflicts of interest; confidentiality; accuracy of financial statements and other records; and procedures for reporting violations of the General Code or any illegal or unethical business or workplace conduct. The Officer Code imposes additional standards on our Chief Executive Officer, Chief Financial Officer, and senior financial and accounting officers concerning our accounting and financial reporting. Generally, the Officer Code requires those individuals to bring to the attention of the Chief Executive Officer and, in certain circumstances, the Audit Committee, any material information which comes to their attention that (i) affects disclosures made by the Company in our public filings; (ii) demonstrates significant deficiencies in our internal controls; (iii) concerns fraud or a violation of the Officer Code or General Code by management or employees who have a significant role in financial reporting, disclosure, and internal controls; or (iv) involves a material violation of law, including securities laws. Under the Officer Code, the Board or its designee, determines the appropriate actions to be taken in the event the Officer Code or General Code is violated by our Chief Executive Officer, Chief Financial Officer, or our senior financial and accounting officers, which actions may include termination of employment. The General Code and the Officer Code outline appropriate behavior for all employees. The full text of the General Code and the Officer Code are available on our website by going to www.guerrilla-rf.com, under the heading Investor Relations. We intend to disclose any amendments to our General Code and the Officer Code, or waivers of their requirements, on our website.

Board Leadership Structure and Role in Risk Oversight

The ultimate authority to oversee the business of the Company rests with the Board. Our executive officers are appointed by, and serve at the discretion of, our Board. The Company’s officers have responsibility for the management of the Company’s operations.

Our founder, Ryan Pratt, serves as Chief Executive Officer and as Chairman of the Board. The Board believes that it is in the best interest of the Company for Mr. Pratt to hold both positions at the present time due to our early stage of development and his unique knowledge of our history and goals, which we believe complement both the officer and chairman positions.

The Board recently established the position of a lead independent director to support the Chairman of the Board and create appropriate “checks and balances” in corporate governance. The Board has appointed James (Jed) E. Dunn as the lead independent director. The duties of the lead independent director include: (i) providing an independent point of communications for principal stockholders of the Company to raise issues and concerns for consideration by the Board where contact with the Chairman, the Chief Executive Officer or other senior executive officers of the Company has failed to resolve such issues or concerns or where such contact is inappropriate; (ii) providing an independent point of communications among members of the Board with respect to issues or concerns that members of the Board believe have not been property considered by the Chairman or the Board as a whole; (iii) seeking the views of the Company’s non-executive directors to appraise the performance of the Chairman; (iv) convening and conducting executive sessions of the Board; (v) facilitating the Board’s selection of a successor Chairman in the event the Chairman resigns or otherwise ceases to serve as Chairman; and (vi) serving as a sounding board and adviser to the Chairman with respect to maintenance of good relationships among the members of the Board and the functioning of the Board.

Based upon the Company’s size and history, the Board considers that a combined Chairman/CEO role for Mr. Pratt and a lead independent director with a strong role and defined authorities is the optimum corporate governance structure for the Company.

One of the key functions of the Board is informed oversight of our risk management process. The Board administers its risk oversight function directly through the Board as a whole and through various standing committees of the Board that address risks inherent in their respective areas of oversight. Significant risk oversight matters considered by the committees are reported to and considered by the Board. Some significant risk oversight matters are reported directly to the Board, including matters not falling within the area of responsibility of any committee.

Directors keep themselves informed of the activities and condition of the Company and of the risk environment in which it operates by regularly attending Board and assigned board committee meetings, and by review of meeting materials, and auditors’ findings and recommendations. Directors stay current on general industry trends and any statutory and regulatory developments pertinent to us by periodic briefings by executive management, counsel, auditors, or other consultants.

The Board oversees the conduct of our business and administers the risk management function by:

●	selecting, evaluating, and retaining competent executive management;
●	establishing, with executive management, our long- and short-term business objectives;
●	monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies; and
●	overseeing our business performance.

The Board has established committees to effectively divide risk monitoring responsibilities and capabilities. The Committees include Audit, Compensation, and Corporate Governance and Nominating Committees. The Audit Committee, charged by the Board with the primary oversight responsibility for risk management, also oversees the integrity of financial reporting, compliance with laws and regulations, and the structure of internal control. The Compensation Committee provides oversight of executive compensation, administers and implements the Company’s incentive compensation and equity-based plans, and establishes our overall compensation philosophy. The Corporate Governance and Nominating Committee recommends persons to serve as members of our Board, establishes principles for the Company, and provides leadership on corporate governance matters.

In the day-to-day management of risk, management has established and implemented appropriate policies, procedures, risk assessment tools, and a defined organization and reporting structure. With respect to the organization and reporting structure, a hierarchy has been created which divides responsibility along functional lines of authority and further divides responsibilities efficiently and effectively into specific processes.

The Board believes that the foundation for risk management is well-established and understood throughout the Company at the Board level and throughout the organization.

Diversity of the Board

Although the Governance and Nominating Committee does not maintain a specific policy with respect to board diversity, the Board believes that the Board should be a diverse body. Diversity in experiences, perspectives, and backgrounds is just one of many factors considered by the Governance and Nominating Committee in considering director nominees.

Related Party Matters

The Audit Committee is charged with reviewing and approving all related party transactions of the Company and our directors, executive officers, and employees. All material facts of such transactions and the employee’s or the director’s interest are discussed by all disinterested directors, and a decision is made as to whether the transaction is fair to the Company. A majority vote of all disinterested directors is required to approve a related party transaction. The Board believes that all related party transactions with officers and directors are on terms comparable to those which would have been reached with unaffiliated parties at the time such transactions were made.

Board Committees

Our Board has three standing committees: the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, each of which, pursuant to its respective charter, has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides the current committee membership for each of the Board committees.

Name	Audit	Compensation	Corporate Governance and Nominating
Susan Barkal			X
David Bell		X
James (Jed) E. Dunn	X		X*
Thomas B. Ellis		X*
Todd B. Hammer			X
William J. Pratt
Ryan Pratt
Gary Smith	X
Virginia Summerell	X*
Greg Thompson		X

* indicates Chair of committee

Audit Committee. The Audit Committee held five meetings in 2024. Each member of the Audit Committee is financially literate. The Board has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board has also determined that Ms. Summerell qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee’s principal functions are to assist our Board in its oversight of:

●

overseeing the process by which the Board is informed regarding any significant legal and regulatory compliance risks facing the Company and coordinating with the Company’s legal counsel to ensure the Board receives regular legal and regulatory compliance updates from management;

●	selecting a firm to serve as our independent registered public accounting firm to audit the Company’s financial statements;
●	ensuring the independence of the independent registered public accounting firm;
●	discussing the scope, timing, and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
●	reviewing the adequacy of the Company’s system of internal controls;
●	in consultation with management, periodically reviewing the adequacy of the Company’s disclosure controls and procedures;
●	reviewing related-party transactions that are material or otherwise implicate disclosure requirements;
●	providing the audit committee report for inclusion in our proxy statement for our annual meeting for stockholders; and
●	approving or pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

A current copy of the Audit Committee charter is available on our website, www.guerrilla-rf.com, under the heading Investor Relations.

Audit Committee Report. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management of the Company. The Audit Committee has discussed with Forvis Mazars, LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Forvis Mazars, LLP prescribed by applicable requirements of the PCAOB regarding Forvis Mazars, LLP’s communications with the Audit Committee concerning independence, and has discussed with Forvis Mazars, LLP its independence in providing audit services to us. Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee

Virginia Summerell (Chair)

James (Jed) E. Dunn

Gary Smith

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held two meetings in 2024. Our Corporate Governance and Nominating Committee’s principal functions include, among other things:

●	recommending to our Board persons to serve as members of the Board and as members and chairpersons of the committees of our Board;
●	reviewing the size and composition of our Board and recommending to our Board any changes it deems advisable;
●	reviewing and recommending to our Board any changes to our corporate governance principles;
●	overseeing the process of evaluating the performance of our Board; and
●	advising our Board on corporate governance matters.

Our Corporate Governance and Nominating Committee has a written charter and Corporate Governance Guidelines. The Governance Guidelines contain various provisions related to the functions of the Board, including (i) the composition and size of the Board; (ii) meeting attendance, meeting preparation requirements, and other responsibilities of directors; (iii) the composition of Board committees; (iv) the role of the Board with respect to management; (v) director orientation and continuing professional development; (vi) periodic evaluations of corporate guidelines; and (vii) annual self-evaluations with the Governance Committee to determine whether the Board and its committees are functioning effectively and in compliance with the Governance Guidelines.

The Board has determined that each member of our Corporate Governance and Nominating Committee is an independent director as determined in accordance with Nasdaq’s director independence guidelines.

A current copy of the Corporate Governance Guidelines and Corporate Governance and Nominating Committee charter is available on our website, www.guerrilla-rf.com, under the heading Investor Relations.

Compensation Committee. The Compensation Committee held five (5) meetings in 2024. The Compensation Committee is responsible for, among other things:

●	reviewing and approving the compensation of our chief executive officer;
●	reviewing and recommending to our Board, the compensation of our directors;
●	reviewing our executive compensation programs;
●	administering and implementing the Company’s incentive compensation plans and equity-based plans; and
●	establishing our overall compensation philosophy.

Each member of the Compensation Committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is also an independent director within the meanings of Nasdaq’s director independence standards and applicable SEC rules.

A current copy of the Compensation Committee charter is available on our website, www.guerrilla-rf.com, under the heading Investor Relations.

The Compensation Committee administers the Company’s 2014 Long Term Stock Incentive Plan (the “2014 Plan”), which was adopted in 2014 and most recently amended in 2021. No additional awards may be made under the 2014 Plan. The Compensation Committee also administers the Company’s 2021 Plan (together with the 2014 Plan, the “Stock Incentive Plans”), which was adopted in 2021 to replace the 2014 Plan. Subject to the terms and conditions of the Stock Incentive Plans, the Compensation Committee has the authority, among other things, to select the persons to whom awards may be granted, construe and interpret the Stock Incentive Plans as well as determine the terms of such awards and prescribe, amend, and rescind the rules and regulations relating to the Stock Incentive Plans or any award granted thereunder. The Stock Incentive Plans provide that the Compensation Committee may delegate its authority, including the authority to grant awards, to one or more officers to the extent permitted by applicable law, provided that awards granted to non-employee directors may only be determined by our Board.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. In addition, none of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during 2024.

EXECUTIVE COMPENSATION

We became a public company in October 2021 and we are currently an “emerging growth company” and a “smaller reporting company.” As an “emerging growth company” and a “smaller reporting company,” we are not required to include a Compensation Discussion and Analysis section in our executive compensation disclosure and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies. The following tables and accompanying narrative set forth information about the compensation provided to our principal executive officer and the three most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2024. These executive officers were Ryan Pratt, our Chief Executive Officer, Mark Mason, our Chief Operating Officer, John Berg, our former Chief Financial Officer, and Kellie Chong, our Chief Business Officer, whom we refer to in this section as our “named executive officers.”

Summary Compensation Table. The following table shows, for the fiscal years indicated, the cash compensation we paid, as well as certain other compensation paid or accrued for those years, to our named executive officers for services in all capacities.

Name and Principal Position	Year	Salary(1)	Bonus	Option Awards	Equity Awards(2)	All Other Compensation(3)	Total
Ryan Pratt,	2024	$315,000	$150,000	—	$150,000	$52,961	$667,961
Chief Executive Officer	2023	$324,224	$150,000	—	$223,500	$53,677	$751,401

Mark Mason,	2024	$315,000	$75,000	—	$75,000	$42,046	$507,046
Chief Operating Officer	2023	$294,680	$75,000	—	$111,750	$48,600	$530,040

John Berg,	2024	$288,558	$75,000	—	$75,000	$24,696	$463,254
Chief Financial Officer	2023	$294,036	$75,000	—	$111,750	$35,417	$516,203

Kellie Chong	2024	$315,000	$75,000	—	$75,000	$25,512	$490,512
Chief Business Officer	2023	$296,354	$75,000	—	$111,750	$35,999	$519,103

(1)	For 2023, these amounts include deferred salary attributable to services performed in 2023, payment of which was voluntarily deferred until March 2024.
(2)

Amount represents the aggregate grant date fair value of RSUs awarded for services performed in the fiscal year indicated in accordance with FASB Accounting Standards Codification Topic 718. Such grant-date fair market value does not take into account any forfeitures related to service-based vesting conditions as the amount reported has a three-year service-based vesting condition. Note that the amounts reported in this column reflect the accounting cost for these RSUs and does not correspond to the actual economic value that may be received by our named executive officers from the RSUs.

(3)	The amounts reported in “All Other Compensation” are comprised of the items listed in the following table:

Name and Principal Position	Year	Employer 401(k) Match	Premiums Paid on Short and Long Term Disability Insurance	Premiums Paid on Life Insurance	Premiums Paid on Health Insurance
Ryan Pratt,	2024	$21,996	$840	$6,369	$23,756
Chief Executive Officer	2023	$11,041	$783	$2,254	$39,599

Mark Mason,	2024	$17,181	$840	$607	$23,418
Chief Operating Officer	2023	$11,052	$783	$1,908	$34,857

John Berg,	2024	$14,828	$840	$607	$8,421
Chief Financial Officer	2023	$11,590	$852	$5,722	$17,253

Kellie Chong,	2024	$15,644	$840	$607	$8,421
Chief Business Officer	2023	$13,080	$852	$5,043	$17,024

Equity Compensation

From time to time, we grant equity awards to our named executive officers, which are generally subject to vesting based on each named executive officer’s continued service with us. As of December 31, 2024, all of our named executive officers held equity awards that were granted under the Stock Incentive Plans, as set forth in the table below titled “Outstanding Equity Awards at 2024 Fiscal Year-End.”

Outstanding Equity Awards at 2024 Fiscal Year-End. The following table presents information regarding outstanding equity awards for each of our named executive officers as of December 31, 2024.

Equity Awards
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of RSUs that have not vested (#)	Market value of RSUs that have not vested ($)
Ryan Pratt	—	—	—	—	—	61,767	85,238
Mark Mason	9/11/2019	24,590	0	$2.20	9/11/2029	27,666	38,179
	10/30/2020	1,774	0	$3.19	10/30/2030
John Berg	12/5/2016	6,149	0	$1.42	12/5/2026	27,623	38,120
	9/25/2018	4,272	0	$1.93	9/25/2028
	9/11/2019	2,066	0	$2.20	9/11/2029	—	—
	10/30/2020	1,478	0	$3.19	10/30/2030	—	—
Kellie Chong	2/21/2022	10,833	10,834	$12.00	2/21/2032	26,023	35,912

Employment Agreement

In 2020, we entered into an employment agreement with Ryan Pratt, our Chief Executive Officer and a member of our Board. The employment agreement superseded an earlier agreement and provides for an initial annual base salary of $240,000. The employment agreement does not have a fixed employment term and provides that Mr. Pratt is an at-will employee, meaning that either he or we may terminate the employment relationship at any time, with or without cause, and with or without notice. Under the terms of the employment agreement, Mr. Pratt is entitled to participate in all employee benefits to the extent generally available to our other similarly situated employees, including, without limitation, benefits such as medical, life insurance, 401(k) plan, and paid time off. The employment agreement also restricts him from competing against us, soliciting our customers or employees, or interfering with our relationships with our vendors, consultants, and independent contractors, in each case for a period of one year following a termination of employment. The employment agreement also includes invention assignment and confidentiality provisions.

Offer Letters

We have entered into offer letters with Messrs. Mason and Berg, and Ms. Chong. In addition, each of our named executive officers has executed our form of standard employee invention assignment and confidentiality agreement.

Mark Mason

In 2019, we entered into an offer letter with Mr. Mason, our Chief Operating Officer. This offer letter provided for an initial annual base salary of $201,600 and an award of 50,000 stock options. Mr. Mason is an at-will employee and does not have a fixed employment term. He is eligible to participate in our employee benefit plans, including medical, dental, vision, disability, and life insurance benefits.

John Berg

In 2016, we entered into an offer letter with Mr. Berg, our former Chief Financial Officer. Originally employed on a part-time basis, the offer letter provided for an initial annual base salary of $36,000 and an award of 50,000 stock options. Mr. Berg was an at-will employee and did not have a fixed employment term. He was eligible to participate in our employee benefit plans, including medical, dental, vision, disability, and life insurance benefits. Mr. Berg retired in January 2025.

Kellie Chong

In 2022, we entered into an offer letter with Ms. Chong, our Chief Business Officer. This offer letter provided for an initial annual base salary of $201,600 and an award of 50,000 stock options. Ms. Chong is an at-will employee and does not have a fixed employment term. She is eligible to participate in our employee benefit plans, including medical, dental, vision, disability, and life insurance benefits.

Clawback Policy and Amendments to Employment Agreements

In 2024, the Compensation Committee adopted, and the Board ratified, the Excess Incentive-Based Compensation Recovery Policy (the “Clawback Policy”) in compliance with the final clawback rules adopted by the SEC and the listing standards, as set forth in The Nasdaq Listing Rule 5608 (the “Final Clawback Rules”). The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in SEC Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement to correct a material error, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from the Covered Officers erroneously awarded compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement to correct a material error. In March 2025, the Company entered into agreements with each of our named executive officers for the purposes of implementing compliance with the Clawback Policy.

Potential Payments upon Termination or Change in Control

We have entered into an employment agreement with Mr. Pratt and offer letters with Messrs. Mason and Berg and Ms. Chong, which provide for the following benefits upon certain terminations as provided below:

Ryan Pratt

If Mr. Pratt is terminated by us without cause (as such term is defined in his employment agreement), he will be eligible to continue to receive his base salary for 12 months following termination, in exchange for executing a customary release of claims and his continued compliance with the restrictive covenants contained in his employment agreement.

Mark Mason

If Mr. Mason is terminated for any reason, he is not entitled to any severance.

John Berg

Mr. Berg retired in January 2025. He is not entitled to any severance.

Kellie Chong

If Ms. Chong is terminated for any reason, she is not entitled to any severance.

Stock Incentive Plans

The purpose of the Stock Incentive Plans is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors, and consultants, and to promote the success of our business.

2014 Plan

In connection with the Merger, we assumed Private Guerrilla RF’s 2014 Plan, and options issued and outstanding under the 2014 Plan were assumed and converted into options to purchase our common stock. Effective October 22, 2021, participation in the 2014 Plan was frozen, and no new awards will be made under the 2014 Plan. The 2014 Plan provides for the grant of incentive stock options and non-statutory stock options to purchase shares of our common stock, each at a stated exercise price. The 2014 Plan also allows for the grant of restricted stock awards, with terms as generally determined by the Compensation Committee (in accordance with the 2014 Plan) and to be set forth in an award agreement. We have not granted any shares of restricted stock under the 2014 Plan. As of December 31, 2024, options to purchase 267,050 shares remained outstanding under the 2014 Plan.

2021 Plan

The Company currently grants equity awards to our employees, directors, and consultants under the 2021 Plan, which was adopted in connection with the Merger. Under the 2021 Plan, the Company is permitted to award stock options and other types of equity incentive awards, such as restricted stock awards, stock appreciation rights (“SARs”), RSUs, performance awards, cash awards, and stock bonus awards. We initially reserved 37,166 shares of our common stock, plus any reserved shares not issued or subject to outstanding grants under the 2014 Plan on the effective date of the 2021 Plan, for issuance pursuant to awards granted under our 2021 Plan.

In addition, the number of shares reserved for issuance under our 2021 Plan increased automatically by 276,227 shares on January 1, 2022; 310,560 shares on January 1, 2023; and 394,660 shares on January 1, 2024, 512,024 shares on January 1, 2025, and will continue to automatically increase annually through January 1, 2031 by the number of shares equal to the lesser of 5% of the total number of outstanding shares of common stock as of the immediately preceding December 31, or such number as is determined by our Board.  As of December 31, 2024, a total of 961,829 shares were reserved for issuance under the 2021 Plan, including 305,370 shares available for future awards.

As of December 31, 2024, options to purchase an aggregate of 348,467 shares remained outstanding under the two Stock Incentive Plans, with a weighted-average exercise price of $4.54 per share, and 575,042 RSUs were outstanding under the 2021 Plan.

The maximum permitted term of options granted under both the 2014 Plan and the 2021 Plan is ten years from the date of grant, except that the maximum permitted term of incentive stock options granted to an individual who holds more than 10% of the total combined voting power of all classes of our capital stock is five years from the date of grant. All awards under the 2021 Plan will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the board of directors or required by law to the extent set forth in such policy or applicable agreement. Except in limited circumstances, awards granted under our Stock Incentive Plans may generally not be transferred in any manner prior to vesting other than by will or by the laws of descent and distribution.

Non-Employee Director Compensation

In 2024, the Compensation Committee established a formal policy to provide a combination of cash and equity compensation to our non-employee directors for their service on our Board and its committees. The new policy, which became effective on January 1, 2025, provides for Board members to receive annual cash compensation of $20,000 and equity compensation of $50,000 for service on the Board. Additionally, Board members will receive cash compensation of $10,000 for each additional committee on which they serve, and each committee chair will receive additional annual cash compensation of $12,500.

Cash compensation will be paid quarterly. Equity awards will be granted on the date of the Company’s annual stockholders’ meeting. Awards will fully vest on the first anniversary of the grant date, subject to the director’s continued service

The following table shows, for the year ended December 31, 2024, the compensation earned by or awarded to the Company’s non-employee directors.

Name	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)	Equity Awards ($)(1)	Total ($)
Susan Barkal	2024	20,000	—	50,000	70,000
David Bell	2024	20,289	—	50,000	70,289
James (Jed) E. Dunn	2024	33,648	—	50,000	83,648
William J. Pratt	2024	20,000	—	50,000	70,000
Gary Smith	2024	24,842	—	50,000	74,842
Virginia Summerell	2024	27,658	—	50,000	77,658
Greg Thompson	2024	32,500	—	50,000	82,500
Thomas B. Ellis	2024	3,098	—	37,501	40,599
Todd B. Hammer	2024	3,098	—	37,501	40,599

(1)

Amounts represent the grant date fair value of the RSU awards granted to the non-employee directors for services provided in 2024, disregarding estimates of forfeitures related to service-based vesting conditions. The grant date fair value is calculated using the price of $2.50 per share for those awards granted to Ms. Barkal, Mr. Bell, Mr. Dunn, Mr. Pratt, Mr. Smith, Ms. Summerell, and Mr. Thompson, and $2.25 per share for those awards granted to Mr. Ellis and Mr. Hammer. Note that the amounts reported in this column reflect the accounting cost for these equity awards and do not correspond to the actual economic value that our non-employee directors may receive from any future disposition of the common stock.

TRANSACTIONS WITH RELATED PARTIES

Certain Relationships and Related Party Transactions

Described below are all transactions occurring since January 1, 2023, in which the amounts involved exceeded or will exceed $120,000, and any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. Other than as described below, there have not been transactions to which we have been a party other than compensation arrangements, which are described under “Executive Compensation.”

Participation in the 2022 Private Placement

Between December 2022 and February 2023, the Company conducted multiple closings of a private placement offering to accredited investors (the “2022 Private Placement”) of 7,099,145 units (the “Units”), each Unit consisting of one share of our common stock and one warrant to purchase one-half of a share of our common stock, at a purchase price of $1.30 per Unit (in each case, expressed on a pre-stock split basis). The aggregate gross proceeds from the 2022 Private Placement were approximately $9.2 million (before deducting placement agent fees and other expenses). Our directors, executive officers, and other affiliates purchased an aggregate of 80,000 Units, for an aggregate gross purchase price of $104,000.  Such purchases were made on the same terms as the Units that were sold to other investors in the 2022 Private Placement and not pursuant to any pre-existing contractual rights or obligations.

Convertible Promissory Notes

In July 2023, the Company entered into note purchase agreements with certain accredited investors pursuant to which the Company issued unsecured convertible promissory notes in the aggregate principal amount of $790,000 (the "Convertible Notes"), which mature on December 31, 2024 (the “Maturity Date”).  Of such aggregate principal amount, the Company issued Convertible Notes in the aggregate principal amount of $710,000 to the Company’s Chief Executive Officer (in the principal amount of $80,000), Director William J. Pratt (in the principal amount of $50,000), and their family members (in the aggregate principal amount of $630,000).  Convertible Notes in the aggregate principal amount of $290,000 accrued interest at a rate of 8.0% per annum, payable at maturity, and one Convertible Note in the principal amount of $500,000 accrued interest at a rate of 16.0% per annum, payable at maturity.  The Convertible Notes provide that upon the issuance of equity securities pursuant to which the Company receives aggregate gross proceeds of at least $2.0 million (the “Next Equity Financing”), the Convertible Notes will automatically convert into the same equity securities issued in such Next Equity Financing at a conversion price equal to the lowest per share purchase price of equity securities issued in the Next Equity Financing. Further, in the event of a change of control of the Company, each Convertible Note will, at the election of the holder, either be: (a) repaid in cash at an amount equal to the sum of (i) the outstanding principal balance and all accrued and unpaid interest due on such Convertible Note plus (ii) an additional amount equal to 20% of such outstanding amount due; or (b) converted into shares of common stock equal to the outstanding balance of the Convertible Note (including any accrued but unpaid interest thereon) divided by $6.00 per share. The Convertible Notes automatically converted into equity securities in connection with the 2024 Private Placement, discussed below.

Salem Loan Facility

On August 11, 2022, the Company entered into a loan facility with Salem (the “Salem Loan Facility” or “Facility”). The Salem Loan Facility provided financing to the Company in the aggregate amount of up to $8.0 million, with an initial advance of $5.0 million.  In addition to a 2.0% closing fee, the Company issued Salem 25,000 shares of common stock as consideration for the Facility.  The Company agreed to issue up to an additional 25,000 shares of common stock in the event Salem advanced the additional $3.0 million.

On May 1, 2023, Salem made an additional advance of $1.5 million to the Company. At the same time, the Company agreed to increase the interest rate for the Salem Loan Facility from 13.0% to 14.0% per annum, with 11.0% payable monthly and 3.0% payable either monthly or at maturity, with the outstanding principal and interest due in August 2027. In conjunction with the additional advance of $1.5 million, the Company paid Salem a closing fee of $60,000 and issued 12,500 shares of common stock to Salem.

On August 14, 2023, Salem made an additional advance of $1.5 million to the Company. The interest rate for the advance was 14.0% per annum, with principal and interest due in August 2027. In conjunction with this advance, the Company paid Salem a closing fee of $45,000, and agreed to issue 400,000 shares of common stock to Salem.

On September 5, 2023, the Company and Salem entered into the amended and restated loan agreement in order to (i) provide for additional advances of up to $4.0 million, and (ii) change the maturity date of all previous advances from August 11, 2027 to April 30, 2024. The additional advances had an interest rate of 14.0% per annum, with payment of interest deferred until the April 30, 2024 maturity date.

On September 6, 2023, Salem advanced $1.75 million under the Facility. In conjunction with receiving the additional loan facility and drawing down $1.75 million of additional advances, the Company agreed to issue 660,000 shares of common stock to Salem. On October 23, 2023, Salem made an additional advance of $1.25 million under the Facility, and on December 18, 2023, Salem made a final advance of $1.0 million under the Facility.

In the second half of 2023, AMB Investments LLC and others purchased participation interests in $5.5 million of additional advances made under Salem Loan Facility (the “$5.5 Million Additional Advance”). AMB Investments LLC owned a 47.17% participation interest in those advances, giving it a pecuniary interest in approximately $2.6 million of the Facility and 500,000 shares of common stock issued to Salem in connection with the $5.5 Million Additional Advance. Director, Gary Smith is President of AMB Investments LLC.

On March 28, 2024, Salem extended the maturity date of the Salem Loan Facility from April 30, 2024, to January 31, 2026. Additional revisions included changing the interest rate to (i) 3% payment-in-kind and (ii) 11% cash interest for the entire Salem Loan Facility. In addition, $654,308 of outstanding paid-in-kind interest was converted into equity in conjunction with the 2024 Private Placement, defined below.

On August 5, 2024, the Company amended the Salem Loan Facility to (i) reduce the outstanding principal balance from $12.0 million to $4.5 million, (ii) extend the maturity date from January 31, 2026, to December 31, 2028, and (iii) reduce the interest rate from 14% (comprising 3% payment-in-kind (deferred) and 11% cash) to 12% cash. In connection with the partial repayment of the Salem Loan Facility, the $5.5 Million Additional Advance was repaid in full.

2024 Private Placement

On April 7, 2024, the Company completed a private placement offering (the “2024 Private Placement”) selling 1,465,000 shares of common stock and accompanying warrants to purchase 1,465,000 shares of common stock to 11 accredited investors, in an initial closing on March 28, 2024 and a subsequent additional closing on April 7, 2024. The aggregate price per share of common stock and accompanying warrant was $2.50. The warrants have an exercise price of $2.50 per share and a term of five years. AMB Investments LLC purchased 40,000 shares of common stock and 40,000 warrants in the 2024 Private Placement, on the same terms as the other investors. In connection with the 2024 Private Placement, an additional 606,293 shares of common stock and warrants to purchase 606,293 shares of common stock were issued in exchange for approximately $860,000 of outstanding principal and interest under the Convertible Notes and approximately $650,000 of outstanding deferred interest under the Salem Loan Facility, in each case on the same terms as shares of common stock and warrants were sold to other investors in the 2024 Private Placement.

2024 North Run Private Placement

On August 5, 2024, the Company completed a private placement offering (the “2024 North Run Private Placement”), selling (i) 22,000 shares of preferred stock, which have a stated value of $1,000 per share and are initially convertible into 7,213,115 shares of common stock, and (ii) warrants to purchase an aggregate of 2,885,246 shares of common stock. The warrants have an exercise price of $3.05 per share and a term of five and a half years. The securities were sold to NR-PRL Partners, LP, which is an affiliate of North Run Capital. In connection to the 2024 North Run Private Placement, two additional directors, Thomas B. Ellis and Todd B. Hammer, were designated by NR-PRL Partners, LP, to serve on our Board. Under the terms of the 2024 North Run Private Placement, the Company agreed, so long as NR-PRL Partners, LP owns 20% of the preferred stock purchased in the 2024 North Run Private Placement, the Board will nominate and recommend the reelection of the Board members designated by NR-PRL Partners, LP whose terms expire at such stockholder meeting. Messrs. Hammer and Ellis are the principals and sole members of NR-PRL Partners, LLC, which is the general partner of NR-PRL Partners, LP.

Other Transactions

We have granted stock options and RSUs to certain executive officers and directors. For a description of these equity awards, see the sections titled “Summary Compensation Table” and “Non-Employee Director Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our bylaws will require us to indemnify our directors and officers to the fullest extent not prohibited by applicable law. Subject to very limited exceptions, our bylaws will also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related Party Transactions

Our Audit Committee has adopted a charter which requires that any transaction with a related party and any other potential conflict of interest situation must be reviewed, approved, and monitored by our Audit Committee.

PROPOSAL 2

APPROVAL OF FIRST AMENDMENT

TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN

Background

In 2021, our stockholders adopted our 2021 Plan, which provides for the issuance of incentive awards of stock options, restricted stock awards, RSUs, SARs, performance awards, cash awards, and stock bonus awards. The purpose of the 2021 Plan, which is an equity compensation plan, is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to the success of the Company, by offering them an opportunity to participate in the Company’s future performance, and to align their interests with those of the Company’s stockholders. Additionally, the 2021 Plan’s objectives are to provide a competitive reward for achieving longer-term goals, provide balance to short-term incentive awards, and reinforce a unified perspective among participants serving the Company in differing capacities and areas of focus. To do so, the 2021 Plan offers a variety of equity-based incentive awards and opportunities to provide key employees and directors with a proprietary interest in maximizing the growth, profitability and overall success of the Company. Grants or awards of equity-based compensation under the 2021 Plan are sometimes referred to herein as “awards”.

Upon the adoption of the 2021 Plan, the 2014 Plan was frozen, with no new awards permitted to be made under the 2014 Plan. We initially reserved 37,166 shares of our common stock, plus any reserved shares not issued or subject to outstanding grants under the 2014 Plan on the effective date of the 2021 Plan, for issuance pursuant to awards granted under our 2021 Plan. The 2021 Plan includes a feature whereby the number of shares reserved for issuance increases automatically annually by the number of shares equal to the lesser of 5% of the total number of outstanding shares of our common stock as of the immediately preceding December 31, or a number as may be determined by our Board. We refer to this as the “evergreen” provision. As a result, the number of shares reserved for issuance under our 2021 Plan increased automatically by 276,227 shares on January 1, 2022; 310,560 shares on January 1, 2023; 394,660 shares on January 1, 2024; and 512,024 shares on January 1, 2025, and will continue to automatically increase annually through January 1, 2031, by the number of shares equal to the lesser of 5% of the total number of outstanding shares of common stock as of the immediately preceding December 31, or such number as is determined by our Board.  As of the Record Date, a total of 961,829 shares were reserved for issuance under the 2021 Plan, including 305,370 shares available for future awards.

Summary of the Proposal

We are seeking stockholder approval of the First Amendment to the 2021 Plan, which provides for:

●	termination of the “evergreen” provision;
●	authorization of an additional 1.5 million shares of common stock for issuance under the 2021 Plan; and
●	restricting the additional 1.5 million shares for future awards of stock options.

A copy of the First Amendment is attached to this Proxy Statement as Appendix A.

Our Board believes that the termination of the “evergreen” provision, combined with the one-time authorization of an additional 1.5 million shares of common stock restricted to awards of stock options, will serve to more closely align the interests of 2021 Plan participants with the Company’s stockholders while mitigating the effects of dilution that would otherwise occur if additional awards of restricted stock or RSUs were made as a result of the “evergreen” feature.

If the First Amendment is approved at the Annual Meeting, the Compensation Committee currently intends to make a series of awards of stock options to the Company’s key employees, with each award divided into four (4) tranches, each with an increasing exercise price so as to reward participants for increasing the value of the Company and the Company’s stock price.

The Importance of the Proposed Increase in Shares

We are committed to taking a balanced approach to equity-based compensation. We believe the ability to offer equity-based compensation is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward. If we are unable to offer competitive equity packages to retain and hire employees, this could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we are unable to offer competitive equity-based compensation, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent.

Description of the 2021 Plan

The following description of the 2021 Plan is a summary of its terms and is qualified in its entirety by reference to the 2021 Plan. A copy of the First Amendment is attached to this Proxy Statement as Appendix A. A copy of the 2021 Plan is attached to this Proxy Statement as Appendix B.

Administration

Our 2021 Plan is administered by our Compensation Committee. Subject to the terms and conditions of the 2021 Plan, the Compensation Committee has the authority, among other things, to select the persons to whom awards may be granted, construe and interpret the 2021 Plan, as well as determine the terms of such awards and prescribe, amend, and rescind the rules and regulations relating to the 2021 Plan or any award granted thereunder. The 2021 Plan provides that the Compensation Committee may delegate its authority, including the authority to grant awards, to one or more officers to the extent permitted by applicable law, provided that awards granted to non-employee directors may only be determined by our Board.

Eligibility

Our 2021 Plan provides for the grant of awards to our employees, directors, and consultants. No non-employee director may receive awards under our 2021 Plan that, when combined with cash compensation received for service as a non-employee director, exceed $750,000 in value (measured as of the date of grant) in any fiscal year.

Options

The 2021 Plan provides for the grant of both incentive stock options intended to qualify under Section 422 of the Code, and non-statutory stock options to purchase shares of our common stock at a stated exercise price. Incentive stock options may only be granted to employees, including officers and directors who are also employees. The exercise price of stock options granted under the 2021 Plan must be at least equal to the fair market value of our common stock on the date of grant. Incentive stock options granted to an individual who holds, directly or by attribution, more than 10% of the total combined voting power of all classes of our capital stock must have an exercise price of at least 110% of the fair market value of our common stock on the date of grant.

Options may vest based on service or achievement of performance conditions. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable, with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our 2021 Plan is ten years from the date of grant, except that the maximum permitted term of incentive stock options granted to an individual who holds, directly or by attribution, more than 10% of the total combined voting power of all classes of our capital stock is five years from the date of grant.

Restricted Stock Awards

An award of restricted stock is an offer by us to sell shares of our common stock subject to restrictions that may lapse based on the satisfaction of service or achievement of performance conditions. The price, if any, of an award of restricted stock is determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee, holders of restricted stock are entitled to vote and to receive any dividends or stock distributions paid pursuant to any unvested shares of restricted stock. If any such dividends or distributions are paid in shares of common stock, the shares will be subject to the same restrictions on transferability and forfeiture as the shares of restricted stock with respect to which they were paid.

Stock Appreciation Rights

A SAR provides for a payment, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and a pre-determined exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The exercise price of a SAR must be at least the fair market value of a share of our common stock on the date of grant. SARs may vest based on service or achievement of performance conditions, and may not have a term that is longer than ten years from the date of grant.

Restricted Stock Units

RSUs represent the right to receive shares of our common stock at a specified date in the future, and may be subject to vesting based on service or achievement of performance conditions. Settlement of earned RSUs may be made as soon as practicable after the date determined at the time of grant or on a deferred basis in the discretion of the committee, and may be settled in cash, shares of our common stock or a combination of both. No RSU may have a term that is longer than ten years from the date of grant.

Performance Awards

Performance awards granted pursuant to the 2021 Plan may be in the form of a cash bonus, or an award of performance shares or performance units (“Performance Units”) denominated in shares of our common stock, that may be settled in cash, property or by issuance of those shares subject to the satisfaction or achievement of specified performance conditions.

Stock Bonus Awards

A stock bonus award provides for payment in the form of cash, shares of our common stock or a combination thereof, based on the fair market value of shares subject to such award as determined by our Compensation Committee. The awards may be subject to vesting restrictions based on continued service or performance conditions.

Cash Awards

A cash award is an award that is denominated or payable to an eligible participant solely, in cash.

Dividend Equivalent Rights

Dividend equivalent rights may be granted at the discretion of our Compensation Committee and represent the right to receive the value of dividends, if any, paid by us in respect of the number of shares of our common stock underlying an award. Dividend equivalent rights will be subject to the same vesting or performance conditions as the underlying award and will be paid only at such time as the underlying award has become fully vested. Dividend equivalent rights may be settled in cash, shares or other property, or a combination of thereof as determined by the Compensation Committee.

Change of Control

Our 2021 Plan provides that, in the event of a “corporate transaction” (as defined in the 2021 Plan), awards granted under the 2021 Plan may (i) be continued by the Company, if we are the successor entity; or (ii) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent awards (including, but not limited to, an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction), in each case after taking into account appropriate adjustments for the number and kind of shares and exercise prices. The successor corporation may also issue, as replacement of our outstanding shares held by the participant, substantially similar shares, or other property subject to repurchase restrictions no less favorable to the participant. In the event the successor corporation refuses to assume, substitute, or replace any award, then such award will become fully vested and, as applicable, exercisable and any rights of repurchase or forfeiture restrictions thereon will lapse, immediately prior to the consummation of the corporation transaction. Awards with performance-based vesting criteria that are not assumed will be deemed earned and vested based on the greater of actual performance (if determinable) or 100% of target level, unless otherwise indicated pursuant to the terms and conditions of the applicable award agreement.

Adjustment

In the event of a change in the outstanding shares of our common stock without consideration by reason of a stock dividend, extraordinary dividend or distribution, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off, or similar change in our capital structure, appropriate proportional adjustments will be made to (i) the number and class of shares reserved for issuance under our 2021 Plan and the incentive stock option limit; (ii) the exercise prices of options and SARs; (iii) number and class of shares subject to outstanding awards; and (iv) any applicable maximum award limits pursuant to the 2021 Plan.

Clawback; Transferability

All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law to the extent set forth in such policy or applicable agreement. Except in limited circumstances, awards granted under our 2021 Plan may generally not be transferred in any manner prior to vesting other than by will or by the laws of descent and distribution.

Amendment and Termination; Exchange Program

Our Board may amend our 2021 Plan at any time, subject to stockholder approval as may be required. Our 2021 Plan will terminate in 2031, unless it is terminated earlier by our Board. No termination or amendment of the 2021 Plan may adversely affect any then-outstanding award without the consent of the affected participant, except as is necessary to comply with applicable laws. Subject to the foregoing, the Compensation Committee may at any time increase or decrease the exercise price applicable to outstanding options or SARs or pay cash or issue new awards in exchange for the surrender and cancellation of any, or all, outstanding awards.

Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2021 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

NSOs. An optionee will not recognize any taxable income upon the grant of a non-qualified stock option (an “NSO”) and the Company will not be entitled to a tax deduction with respect to the grant of an NSO. Upon exercise of an NSO, the excess of the fair market value of the underlying shares of common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of an NSO will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of shares of common stock received upon the exercise of an NSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

ISOs. An optionee will not recognize any taxable income at the time of grant or exercise of an incentive stock option (an “ISO”) while an employee (or within three months after termination of employment, or one year if termination is by reason of death or disability), and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised while the optionee is employed by the Company or within 90 days after termination of employment (or one year if termination is by reason of death or disability), or if the optionee subsequently engages in a ‘disqualifying disposition,’ as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a ‘disqualifying disposition’ of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

RSUs and Restricted Stock. The grant of an award of RSUs or Restricted Stock will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount. Generally, upon a sale or other disposition of Restricted Stock with respect to which the participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Performance Units. The grant of an award of Performance Units will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

The above and other descriptions of Federal income tax consequences are necessarily general in nature and do not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Such descriptions may not be used to avoid any Federal tax penalty, and are provided on the basis and with the intent that such descriptions may not be used to avoid any Federal tax penalty. Such descriptions are written to support this Proxy Statement. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Finally, the consequences under applicable state and local income tax laws may not be the same as under the Federal income tax laws.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE FIRST AMENDMENTTO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF FORVIS MAZARS, LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

FORVIS MAZARS, LLP (“Forvis”), our independent registered public accounting firm for the fiscal year ended December 31, 2024, has been appointed by the Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and you are being asked to ratify this appointment. Fees charged by this firm are at rates and upon terms that are customarily charged by other independent registered public accounting firms. A representative of Forvis will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees Paid to Independent Registered Public Accounting Firm

The following table represents the approximate fees for professional services rendered by Forvis for the audits of our annual consolidated financial statements and reviews of our interim consolidated financial statements and fees billed for audit-related services, tax services, and all other services rendered for the fiscal years ended December 31, 2024 and 2023.

	Year Ended December 31
	2024	2023
Audit Fees(1)	$516,261	$342,979
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$516,261	$342,979

(1)

Audit fees consist of fees billed for professional services performed by Forvis for the audit of our annual financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and annual report on Form 10-K, services in connection with securities offerings, reviews of our registration statements on Form S-1, reviews of our current reports on Form 8-K, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

All audit-related services, tax services, and other services giving rise to the fees listed under “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” in the table above were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee charter provides for pre-approval of all audit and non-audit services to be provided by our independent auditors. The Charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. In both 2024 and 2023, 100% of the total fees paid for audit and all other fees that were required to be pre-approved in accordance with the Charter were pre-approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS RATIFY THE APPOINTMENT OF FORVIS MAZARS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

STOCKHOLDER PROPOSALS

It is presently anticipated that the 2026 Annual Meeting of Stockholders will be held in May 2026. If a stockholder desires to submit a proposal for possible inclusion in the proxy statement and form of proxy for our 2026 Annual Meeting, including a stockholder nominee for director, the proposal must be received by the Secretary of the Company at 2000 Pisgah Church Road, Greensboro, North Carolina 27455, by December 1, 2025, and meet all other applicable requirements for inclusion in the 2026 proxy statement.

In the alternative, a stockholder may commence his or her own proxy solicitation subject to the SEC’s rules on proxy solicitation and may present a proposal from the floor at the 2026 Annual Meeting. In order to do so, the stockholder must notify the Secretary of the Company, in writing, of his or her proposal at the Company’s principal executive office no earlier than January 15, 2026, and no later than February 14, 2026, and must otherwise comply with and include the information required under our bylaws.

OTHER MATTERS

The Board knows of no other matters intended to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Our Annual Report on Form 10-K for the year ended December 31, 2024, is also available on our website by going to www.guerrilla-rf.com, under the heading Investor Relations. The complete Annual Report on Form 10-K may also be obtained by stockholders without charge by written request addressed to Sam Funchess, Vice President of Corporate Development, 2000 Pisgah Church Road, Greensboro, North Carolina 27455.

APPENDIX A

FIRST AMENDMENT TO THE GUERRILLA RF, INC.

2021 EQUITY INCENTIVE PLAN

This First Amendment (the “First Amendment”) to the Guerrilla RF, Inc. (the “Company”) 2021 Equity Incentive Plan (the “Plan”) amends the Plan as set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

ARTICLE I

APPLICATION OF FIRST AMENDMENT

1.1         The provisions of this First Amendment shall become effective as of the date this First Amendment is ratified and approved by the stockholders of the Company (the “First Amendment Effective Date”).

1.2          This First Amendment supersedes any inconsistent provision of the Plan.

ARTICLE II

AMENDED PROVISIONS

2.1         Section 2.4 of the Plan is hereby amended by deleting that section in its entirety, and replacing it with a new Section 2.4, to read as follows:

2.4         Automatic Share Reserve Increase. Commencing January 1, 2022, until the First Amendment Effective Date, the number of Shares available for grant and issuance under the Plan will be increased on January 1 of each calendar year by the lesser of (a) five percent (5%) of the number of shares of all classes of the Company’s common stock issued and outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

2.2         On the First Amendment Effective Date, an additional One Million Five Hundred Thousand (1,500,000) Shares shall be reserved and available for grant and issuance pursuant to the Plan. These additional Shares shall be allocated to the award of Options only, and may not be allocated to any other type of Award.

2.3         In all other respects, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed on the ____ day of _____________, 2025.

GUERRILLA RF, INC.

By: _____________________________________

Name: ____________________________________

Title: ____________________________________

APPENDIX B

GUERRILLA RF, INC.

2021 EQUITY INCENTIVE PLAN

1.          PURPOSE. The purpose of this Plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries, and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 29.

2.           SHARES SUBJECT TO THE PLAN.

2.1.         Number of Shares Available. Subject to Section 2.6 and Section 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is zero (0) Shares, plus (a) any reserved Shares not issued or subject to outstanding awards granted under the Company’s 2014 Long Term Stock Incentive Plan, as amended and restated (the “Prior Plan”) on the Effective Date (as defined below), (b) Shares that are subject to awards granted under the Prior Plan that cease to be subject to such awards by forfeiture or otherwise after the Effective Date, (c) Shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (d) Shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of a stock option or withheld to satisfy the tax withholding obligations related to any award, and (e) Shares that are subject to awards granted prior to the effectiveness of the Prior Plan that are forfeited or otherwise repurchased by the Company.

2.2.         Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR, (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price, (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for grant and issuance in connection with subsequent Awards under this Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 22.2 hereof.

2.3.         Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4.         Automatic Share Reserve Increase. Commencing January 1, 2022, the number of Shares available for grant and issuance under the Plan will be increased on January 1 of each calendar year during the term of the Plan by the lesser of (a) five percent (5%) of the number of shares of all classes of the Company’s common stock issued and outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

2.5.         ISO Limitation. The maximum number of Shares that will be issued pursuant to the exercise of ISOs granted under the Plan shall be equal to the number of Shares reserved for issuance and future grant under the Plan as set forth in Section 2.1, as such number is adjusted from time to time in accordance with Section 2.4.

2.6.         Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off, or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards, and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5 will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws, provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3.          ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors, and Non-Employee Directors, provided that such Consultants, Directors, and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.           ADMINISTRATION.

4.1.       Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms, and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a)         construe and interpret this Plan, any Award Agreement, and any other agreement or document executed pursuant to this Plan;

(b)         prescribe, amend, and rescind rules and regulations relating to this Plan or any Award;

(c)         select persons to receive Awards;

(d)         determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)         determine the number of Shares or other consideration subject to Awards;

(f)         determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)         determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary, or Affiliate;

(h)         grant waivers of Plan or Award conditions;

(i)         determine the vesting, exercisability, and payment of Awards;

(j)         correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, or any Award Agreement;

(k)         determine whether an Award has been vested and/or earned;

(l)         determine the terms and conditions of, and to institute, any Exchange Program;

(m)         reduce or modify any criteria with respect to Performance Factors;

(n)         adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events, or circumstances to avoid windfalls or hardships;

(o)         adopt terms and conditions, rules, and/or procedures (including the adoption of any sub plan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(p)         exercise discretion with respect to Performance Awards;

(q)         make all other determinations necessary or advisable for the administration of this Plan; and

(r)         delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2.         Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

4.3.         Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.4.         Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.5.        Documentation. The Award Agreement for a given Award, the Plan, and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.6.        Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company, its Subsidiaries, and Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs, and practices; (d) establish sub plans and modify exercise procedures, vesting conditions, and other terms and procedures to the extent the Committee determines such actions to be necessary or advisable (and such sub plans and/or modifications will be attached to this Plan as appendices, if necessary); and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals, provided, however, that no action taken under this Section 4.5 will increase the Share limitations contained in Section 2.1 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.           OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants, and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1.         Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length, and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap, and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2.       Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3.        Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option, provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4.         Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant, and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12 and the Award Agreement and in accordance with any procedures established by the Company.

5.5.        Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6.        Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a)         Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b)         Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c)         Cause. Unless as otherwise determined by the Committee, if the Participant’s Service terminates for Cause, then Participant’s Options (whether or not vested) will expire on the date of termination of Participant’s Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.

5.7.         Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8.       Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9.         Modification, Extension or Renewal. The Committee may modify, extend, or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed, or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 19 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants, provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10.      No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended, or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.          RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1.         Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2.         Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3.        Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified period of Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length, and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap, and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4.         Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.           STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary, or Affiliate. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1.         Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of Service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee will: (a) determine the nature, length, and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap, and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2.         Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3.         Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8.          STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash or Shares (which may consist of Restricted Stock) having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

8.1.        Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR, (b) the Exercise Price and the time or times during which the SAR may be settled, (c) the consideration to be distributed on settlement of the SAR, and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and may not be less than Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length, and starting date of any Performance Period for each SAR; and (ii) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap, and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2.        Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date, provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3.         Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price, by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

8.4.         Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.         RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs will be made pursuant to an Award Agreement.

9.1.       Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU, (b) the time or times during which the RSU may be settled, (c) the consideration to be distributed on settlement, and (d) the effect of the Participant’s termination of Service on each RSU, provided that no RSU will have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length, and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap, and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2.        Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under an RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.3.         Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10.         PERFORMANCE AWARDS.

10.1.      Types of Performance Awards. A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary, or Affiliate that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards will be made pursuant to an Award Agreement.

(a)         Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee will determine in its sole discretion.

(b)         Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c)         Cash-Settled Performance Awards. The Committee may also grant cash-based Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2.      Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares, (c) the Performance Factors and Performance Period that will determine the time and extent to which each award of Performance Shares will be settled, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (i) determine the nature, length, and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and (iii) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3.       Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.         CASH AWARDS. A Cash Award (“Cash Award”) is an award that is denominated in, or payable to an eligible Participant solely in, cash, as deemed by the Committee to be consistent with the purposes of the Plan. Cash Awards shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section 11 may be granted with value and payment contingent upon the achievement of Performance Factors.

12.         PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)         by cancellation of indebtedness of the Company to the Participant;

(b)         by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)         by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;

(d)         by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)         by any combination of the foregoing; or

(f)         by any other method of payment as is permitted by applicable law.

The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

13.         GRANTS TO NON-EMPLOYEE DIRECTORS.

13.1.       General. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 13 may be automatically made pursuant to policy adopted by the Board or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceed seven-hundred and fifty thousand dollars ($750,000) in value (as described below) in any calendar year. The value of Awards for purposes of complying with this maximum will be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 13.1.

13.2.       Eligibility. Awards pursuant to this Section 13 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 13.

13.3.      Vesting, Exercisability and Settlement. Except as set forth in Section 22, Awards will vest, become exercisable, and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13.4.      Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined, by the Committee. Such Awards will be issued under the Plan. An election under this Section 13.4 will be filed with the Company on the form prescribed by the Company.

14.         WITHHOLDING TAXES.

14.1.      Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary, or Affiliate, as applicable, employing the Participant an amount sufficient to satisfy applicable U.S. federal, state, local, and international tax or any other tax or social insurance liability (the “Tax-Related Items”) legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

14.2.     Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld, or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

15.         TRANSFERABILITY.

15.1.      Transfer Generally. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

16.         PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

16.1.     Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

16.2.      Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

17.       CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends, and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state, or foreign securities law, or any rules, regulations, and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted, and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

18.        ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note, provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

19.         REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

20.          SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

20.1.    Securities Law Compliance. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules, and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and/or (b) completion of any registration or other qualification of such Shares under any state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification, or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange, or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.2.     Disqualifying Dispositions. Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an ISO within two years from the Grant Date of such ISO or within one year after the issuance of the shares of Common Stock acquired upon exercise of such ISO (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

20.3.    Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 20.3, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

20.4.    Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless required by applicable law. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

21.         NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary, or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary, or Affiliate to terminate Participant’s employment or other relationship at any time.

22.         CORPORATE TRANSACTIONS.

22.1.       Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be (a) continued by the Company, if the Company is the successor entity; or (b) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent Awards (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), in each case after taking into account appropriate adjustments for the number and kind of shares and exercise prices. The successor corporation may also issue, as replacement of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation refuses to assume, substitute or replace any Award in accordance with this Section 22, then notwithstanding any other provision in this Plan to the contrary, each such Award shall become fully vested and, as applicable, exercisable and any rights of repurchase or forfeiture restrictions thereon shall lapse, immediately prior to the consummation of the Corporation Transaction. Performance Awards not assumed pursuant to the foregoing shall be deemed earned and vested based on the greater of actual performance (if determinable) or 100% of target level, unless otherwise indicated pursuant to the terms and conditions of the applicable Award Agreement. The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. Awards need not be treated similarly in a Corporate Transaction.

22.2.       Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

22.3.      Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

23.         ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

24.         TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

25.         AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan, provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval. No termination or amendment of the Plan will affect any then-outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation, or rule.

26.         NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

27.        INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers, and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

28.         ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

29.         DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

29.1.       “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

29.2.       “Award” means any award under the Plan, including any Option, Performance Award, Cash Award, Restricted Stock, Stock Bonus, Stock Appreciation Right, or Restricted Stock Unit.

29.3.       “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

29.4.       “Board” means the Board of Directors of the Company.

29.5.       “Cash Award” means an award as defined in Section 11 and granted under the Plan.

29.6.     “Cause” means a determination by the Company (and in the case of Participant who is subject to Section 16 of the Exchange Act, the Committee) that the Participant has committed an act or acts constituting any of the following: (i) dishonesty, fraud, misconduct or negligence in connection with Participant’s duties to the Company, (ii) unauthorized disclosure or use of the Company’s confidential or proprietary information, (iii) misappropriation of a business opportunity of the Company, (iv) materially aiding Company competitor, (v) a felony conviction, (vi) failure or refusal to attend to the duties or obligations of the Participant’s position (vii) violation or breach of, or failure to comply with, the Company’s code of ethics or conduct, any of the Company’s rules, policies or procedures applicable to the Participant or any agreement in effect between the Company and the Participant or (viii) other conduct by such Participant that could be expected to be harmful to the business, interests or reputation of the Company. The determination as to whether Cause for a Participant’s termination exists will be made in good faith by the Company or Committee, as applicable, and will be final and binding on the Participant. This definition does not in any way limit the Company’s or any Parent’s or Subsidiary’s ability to terminate a Participant’s employment or services at any time as provided in Section 21 above. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced if a definition of Cause is set forth in such individual’s employment agreement, Award Agreement, or other applicable agreement with any Participant that pertains to Awards under the Plan.

29.7.       “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

29.8.       “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

29.9.       “Common Stock” means the common stock of the Company.

29.10.     “Company” means Guerrilla RF, Inc., a Delaware corporation, or any successor corporation.

29.11.     “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary, or Affiliate to render services to such entity.

29.12.    “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that for purposes of this sub clause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of the Company), or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this sub clause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

29.13.     “Director” means a member of the Board.

29.14.     “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

29.15.     “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock, or other property dividends equivalent to cash, stock, or other property dividends for each Share represented by an Award held by such Participant.

29.16.     “Effective Date” means the day immediately prior to the Company’s IPO Registration Date, subject to approval of the Plan by the Company’s stockholders.

29.17.     “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary, or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

29.18.     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

29.19.    “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled, or exchanged for cash, the same type of Award, or a different Award (or combination thereof); or (b) the exercise price of an outstanding Award is increased or reduced.

29.20.     “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

29.21.     “Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(a)         if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)         if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c)         in the case of an Option or SAR grant made on the IPO Registration Date, the price per share at which Shares are initially offered for sale to the public by the Company’s underwriters in the initial public offering of Shares as set forth in the Company’s final prospectus included within the registration statement on Form S-1 filed with the SEC under the Securities Act; or

(d)         by the Board or the Committee in good faith.

29.22.     “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

29.23.     “IPO Registration Date” means the date on which the Company’s registration statement on Form S-1 in connection with its initial public offering of common stock is declared effective by the SEC under the Securities Act.

29.24.     “IRS” means the United States Internal Revenue Service.

29.25.     “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary, or Affiliate.

29.26.     “Option” means an award of an option to purchase Shares pursuant to Section 5.

29.27.     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

29.28.     “Participant” means a person who holds an Award under this Plan.

29.29.     “Performance Award” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.30.     “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)         profit before tax;

(b)         billings;

(c)         revenue;

(d)         net revenue;

(e)         earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation, and amortization);

(f)         operating income;

(g)         operating margin;

(h)         operating profit;

(i)         controllable operating profit or net operating profit;

(j)         net profit;

(k)         gross margin;

(l)         operating expenses or operating expenses as a percentage of revenue;

(m)         net income;

(n)         earnings per share;

(o)         total stockholder return;

(p)         market share;

(q)         return on assets or net assets;

(r)         the Company’s stock price;

(s)         growth in stockholder value relative to a pre-determined index;

(t)         return on equity;

(u)         return on invested capital;

(v)         cash flow (including free cash flow or operating cash flows);

(w)         cash conversion cycle;

(x)         economic value added;

(y)         individual confidential business objectives;

(z)         contract awards or backlog;

(aa)         overhead or other expense reduction;

(bb)         credit rating;

(cc)         strategic plan development and implementation;

(dd)         succession plan development and implementation;

(ee)         improvement in workforce diversity;

(ff)         customer indicators and/or satisfaction;

(gg)         new product invention or innovation;

(hh)         attainment of research and development milestones;

(ii)         improvements in productivity;

(jj)         bookings;

(kk)         attainment of objective operating goals and employee metrics;

(ll)         sales;

(mm)         expenses;

(nn)         balance of cash, cash equivalents, and marketable securities;

(oo)         completion of an identified special project;

(pp)         completion of a joint venture or other corporate transaction;

(qq)         employee satisfaction and/or retention;

(rr)         research and development expenses;

(ss)         working capital targets and changes in working capital; and

(tt)         any other metric that is capable of measurement as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

29.31.     “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

29.32.     “Performance Share” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.33.     “Performance Unit” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.34.   “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

29.35.     “Plan” means this Guerrilla RF, Inc. 2021 Equity Incentive Plan.

29.36.     “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

29.37.     “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan or issued pursuant to the early exercise of an Option.

29.38.     “Restricted Stock Unit” means an Award as defined in Section 9 and granted under the Plan.

29.39.     “SEC” means the United States Securities and Exchange Commission.

29.40.     “Securities Act” means the United States Securities Act of 1933, as amended.

29.41.     “Service” will mean service as an Employee, Consultant, Director, or Non-Employee Director, to the Company or a Parent, Subsidiary, or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary, or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status from an Employee to a Consultant or Non-Employee Director (or vice versa) will not terminate the Participant’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

29.42.     “Shares” means shares of the Common Stock and the common stock of any successor entity of the Company.

29.43.     “Stock Appreciation Right” means an Award defined in Section 8 and granted under the Plan.

29.44.     “Stock Bonus” means an Award defined in Section 7 and granted under the Plan.

29.45.     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

29.46.     “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

29.47.     “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

As Adopted by the Board of Directors of Guerrilla RF, Inc. on October 22, 2021.

As Approved by the Shareholders of Guerrilla RF, Inc. on October 22, 2021.

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

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VOTE DURING THE MEETING
If you would like to vote during the meeting, please attend the Annual Meeting of Stockholders to be held in a virtual meeting format only. Instructions on how to participate virtually will be provided on our website, www.guerrilla-rf.com, under the heading "Investor Relations – Events."

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Stockholders Proxy Card - Guerrilla RF, Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES, AND "FOR" PROPOSAL 2 AND 3.

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.

1. Ryan Pratt 2. Gary Smith 3. Thomas B. Ellis

4. Todd B. Hammer

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date __________ **Signature** __________ **Signature, if held jointly** __________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN * AC:ACCT9999 90.00

GUERRILLA RF, INC.

Annual Meeting of Stockholders
May 21, 2025

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints the board of directors of the Company, each with full power of substitution, as proxies to represent and vote all shares of voting stock of the Company, which the undersigned will be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 21, 2025 at 9:00 a.m. Eastern Time, upon matters set forth in the Proxy Statement, a copy of which has been received by the undersigned. Each share of voting stock is entitled to one vote on each proposal. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.

PLEASE BE SURE TO SIGN REVERSE SIDE OR PROXY WILL NOT BE VALID

TEST ISSUE REF 1999